Exhibit 10.1

THIRD AMENDMENT TO THE
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
M&N GROUP HOLDINGS, LLC
(A Delaware Limited Liability Company)

This Third Amendment (this "Amendment") to the Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, a Delaware limited liability company (the "Company"), is entered into as of March 3, 2020 (the "Effective Date"), by and among the undersigned Members of the Company.

RECITALS

WHEREAS, the Members entered into the Amended and Restated Limited Liability Company Agreement effective as of October 1, 2011 (the "Original Agreement"), the First Amendment to Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, effective October 28, 2011, and the Second Amendment to Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, effective December 1, 2013 (together, the "M&N Holdings Operating Agreement");

WHEREAS, the Amended and Restated Limited Liability Company Agreement of Manning & Napier Group, LLC shall be amended on even date herewith;

WHEREAS, the Amended and Restated Operating Agreement of Manning & Napier Capital Company, L.L.C., effective November 23, 2011 ("MNCC"), shall be amended on even date herewith (the "MNCC Operating Agreement");

WHEREAS, in conjunction with the amendments to the Amended and Restated Limited Liability Company Agreement of Manning & Napier Group, LLC, and the MNCC Operating Agreement, the Members desire to amend the M&N Holdings Operating Agreement as provided herein;

WHEREAS, pursuant to Section 13.01 of the M&N Holdings Operating Agreement, the M&N Holdings Operating Agreement may be amended with the written consent of the Managing Member and the Members holding at least 90% of the outstanding membership interests of the Company, voting together as a single class; and

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the undersigned Members agree as follows:

1.    Definitions.    Any capitalized term used, but not defined, in this Amendment shall have its respective meaning as set forth in the Original Agreement.

2.    Amendments.    From and after the Effective Date:

(a)    Section 11.03(c) shall be amended and restated in its entirety to read as follows:

"(c)    The highest ranking employee of the Company's accounting department will be the Company's Partnership Representative."

(b)    New Sections 11.03(d), 11.03(e), and 11.03(f) are added to read as follows:

"(d)    The Partnership Representative is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by taxing authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole and absolute discretion. The Partnership Representative shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any tax authority. The Company and its Members shall be bound by the actions taken by the Partnership Representative.

(e)    In the event of an audit of the Company that is subject to the partnership audit procedures enacted under Section 1101 of the Bipartisan Budget Act (“BBA”) (the “BBA Procedures”), the Partnership Representative, in his or her sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative or the Company under the BBA Procedures (including any election under Section 6226 of the Code as amended by the BBA). If an election under Section 6226(a) of the Code (as amended by the BBA) is made, the Company shall furnish to each Member for the year under audit a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment, and each Member shall take such adjustment into account as required under Section 6226(b) of the Code (as amended by the BBA).

(f)    Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Section 6226 of the Code as amended by the BBA) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member. To the extent that the Partnership Representative does not make an election Section 6226 of the Code (each as amended by the BBA), the Company shall use commercially reasonable efforts to (i) make any modifications available under Sections 6225(c)(3), (4), and (5) of the Code, as amended by the BBA, and (ii) if requested by a Member, provide to such Member information allowing such Member to file an amended federal income tax return, as described in Section 6225(c)(2) of the Code as amended by the BBA, to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by the Company."

3.    Miscellaneous Provisions

(a)    This Amendment shall constitute and evidence the consent of both the Managing Member and the undersigned Members, which hold at least 90% of the outstanding membership interests in the Company, to this Amendment within the meaning of Section 13.01 of the M&N Holdings Operating Agreement.

(b)    Except as expressly amended hereby, the terms and conditions of the M&N Holdings Operating Agreement are hereby ratified and confirmed, and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms set forth herein and the terms of the M&N Holdings Operating Agreement, the terms contained in this Amendment shall control.

(c)    This Amendment shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to conflict of law rules applied in such State.

(d)    This Amendment constitutes the entire understanding among the parties hereto. No waiver or modification of the provisions of this Amendment shall be valid unless it is in writing and executed pursuant to Section 13.01 of the M&N Holdings Operating Agreement and then, only to the extent therein set forth.

(e) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement binding on the Members and the Board. For purposes of this Amendment, any signature hereto transmitted by facsimile or e-mail (in PDF format) shall be considered to have the same legal and binding effect as any original signature hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MANAGING MEMBER:

By: /s/ William Manning_____
William Manning

MEMBERS

MANNING & NAPIER ASSOCIATES, LLC

By: /s/ B. Reuben Auspitz_____
Name: B. Reuben Auspitz
Title: Managing Member

MNA ADVISORS, INC.

By: /s/ Michelle Thomas_____
Name: Michelle Thomas
Title: Corporate Secretary